EXHIBIT 99.1

News Release

BOARDWALK AND ITS GENERAL PARTNER TO ACQUIRE PL MIDSTREAM LLC

WITH ACQUISITION BOARDWALK WILL ENTER NATURAL GAS LIQUIDS MARKET WITH WELL-RUN AND STRATEGICALLY-LOCATED ASSETS

HOUSTON, August 16, 2012 - Boardwalk Pipeline Partners, LP (NYSE: BWP) (“Boardwalk”) announced today that it has formed a joint venture with an affiliate of its general partner, which has entered into a definitive agreement to acquire PL Midstream LLC (“PL Midstream”) from PL Logistics LLC, a portfolio company of Lindsay Goldberg, LLC, for $625 million in cash, subject to customary adjustments.

“The PL Midstream acquisition supports our long-term growth strategy of diversifying into industries that complement our core natural gas pipeline and storage businesses,” said Stan Horton, Boardwalk's President and CEO. “This acquisition enables Boardwalk to enter the natural gas liquids business with strategically-located and well-contracted assets and a strong, experienced management team. We are pleased to expand into a business with similar operational and financial characteristics to our core businesses, yet a different commodity market environment.”

PL Midstream is a rapidly growing midstream company that has assets strategically located to participate in the resurgent petrochemicals boom in the U. S. Gulf Coast region and has attractive, fee-based contracts with a weighted-average life of approximately ten years. The company provides salt-dome storage, pipeline transportation, fractionation and brine supply services for producers and consumers of petrochemicals, natural gas liquids (NGLs) and natural gas through two hubs in southern Louisiana, the Choctaw Hub in the Mississippi River Corridor and the Sulphur Hub in the Lake Charles area. These assets represent approximately 53.5 million barrels of salt dome storage capacity, including 11.2 bcf of working natural gas storage capacity; significant brine supply infrastructure; and 240 miles of pipeline transportation assets, including the most extensive ethylene distribution system in Louisiana.

Boardwalk expects that the joint venture will fund this acquisition with proceeds from a $225 million, 5-year bank loan and equity contributions from Boardwalk and an affiliate of its general partner, Boardwalk Pipelines Holding Corp. (BPHC), which is a wholly-owned subsidiary of Loews Corporation (NYSE: L). BPHC will own 67% of the joint venture's equity and Boardwalk will own 33% and, subject to modifications for any purchase price adjustments, are expected to contribute approximately $268 million and $132 million, respectively, to fund the acquisition. The acquisition is expected to close in late September or early October of 2012, subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Barclays acted as exclusive financial advisor to Boardwalk and Wells Fargo Securities acted as exclusive financial advisor to PL Midstream on this transaction.
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About Boardwalk Pipeline Partners, LP
Boardwalk Pipeline Partners, LP (NYSE:BWP) is a limited partnership engaged, through its subsidiaries, in the transportation, storage and gathering of natural gas. Boardwalk operates approximately 14,300 miles of pipeline and underground storage fields with aggregate working gas capacity of approximately 186 Bcf. Boardwalk is a subsidiary of Loews Corporation (NYSE: L), which holds 58% of Boardwalk's equity, excluding incentive distribution rights.

Forward-Looking Statements
This press release contains forward-looking statements relating to expectations, plans or prospects for Boardwalk Pipeline Partners, LP and its subsidiaries, including among others those relating to the completion and financing of the acquisition of PL Midstream and the performance of the acquired businesses after acquisition. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These and other risks and uncertainties concerning Boardwalk are described in its filings with the U.S. Securities and Exchange Commission, which are available on Boardwalk's website at www.bwpmlp.com or on the SEC's website at www.sec.gov.

SOURCE:    Boardwalk Pipeline Partners, LP

Contact:    Boardwalk Pipeline Partners, LP
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer